EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Completes License Transfer for Award Winning ShowGrow Long Beach Dispensary

VANCOUVER, B.C., CANADA (September 1, 2020) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a debt free multi-state operator focused on limited license markets, is pleased to report that its wholly-owned subsidiary, NMG Long Beach, LLC, has now received all approvals and final license transfer for the ShowGrow Long Beach dispensary.

“We have been operating the Long Beach dispensary for over a year and have utilized our data driven operational and marketing expertise to steadily increase sales throughout 2019 and 2020,” stated Michael Mills, CEO of Body and Mind. “With the license transfer complete, we look forward to consolidating the Long Beach operations and adding meaningful top line revenue and EBITDA. I would like to thank our team for their tireless effort as we have moved though the license transfer process and expanded operations. Our team continues our ongoing community initiatives including participation in the recent Inspiredbycannabis Coastal Cleanup of Long Beach.”

The ShowGrow Long Beach dispensary opened as a medical dispensary in 2018 and added adult-use sales in early 2019 with steadily increasing traffic and sales. ShowGrow Long Beach has won the Orange County Weekly Readers Choice “Best Long Beach Dispensary” award in 2018 and 2019 and offers patients and customers experienced support, a range of ordering options and consistently high Google reviews. The dispensary operates within Center for Disease Control recommended COVID, PPE, cleaning and distancing protocols to ensure the health of our customer and team. ShowGrow Long Beach offers customers a live online menu and pre-ordering options for express pickup and limited contact. The dispensary is centrally located at 3411 E Anaheim St., Long Beach, and serves Los Angeles, Long Beach, Orange County, Alamitos, Downtown, Belmont Shore, North Long Beach, Bixby Knolls, Lakewood and Seal Beach.

ShowGrow Long Beach offers a wide variety of popular brands including Body and Mind branded pre-rolls, distillate and live-resin cartridges, G-Pen cartridges and concentrates including live resin, shatter and wax.

The Long Beach live menu, pre-order and express pickup options can be viewed at https://bamcannabis.com/california/longbeachdispensary/ and can also be accessed through Weedmaps.

View the Long Beach Video at:

 https://www.youtube.com/watch?v=_vOFWp7lh8w&list=PLpvtfnO6zJVIINtW_tLr3aeIuOpYqJmUR

About Body and Mind Inc.

BaM is a debt free publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills
President and CEO
Tel: 800-361-6312
ir@bamcannabis.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.